UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2011

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 31, 2011, The LGL Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity LLC, as the sole underwriter (the “Underwriter”), relating to the public offering, issuance and sale of 304,348 shares of the Company’s common stock at a public offering price of $20.00 per share (the “Offering”).  The Company also granted a 45-day option to the Underwriter to purchase up to an additional 45,652 shares to cover over-allotments, if any.  The Company expects to receive net proceeds from the Offering of approximately $5.6 million, after underwriting discounts, commissions, and estimated expenses, assuming the Underwriter does not exercise its over-allotment option.  The Offering is expected to close on Friday, February 4, 2011, subject to customary closing conditions.

The Underwriting Agreement includes customary representations, warranties, and covenants by the Company.  Under the terms of the Underwriting Agreement, the Company also has agreed to indemnify the Underwriters against certain liabilities.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

The offering is being made pursuant to a shelf registration statement originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 22, 2010, as amended, which was declared effective on November 4, 2010 (Registration No. 333-169540), and a related prospectus supplement filed with the SEC on February 2, 2011.

A copy of the opinion of the Company’s counsel as to the legality of the issuance and sale of the Company’s common stock in the Offering is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 8.01.              Other Events.

On February 1, 2011, the Company issued a press release announcing the pricing of the Offering.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated January 31, 2011
5.1	Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP
23.1	Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (included in Exhibit 5.1)
99.1	Press Release, dated February 1, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 2, 2011	THE LGL GROUP, INC.

	By:	/s/ R. LaDuane Clifton
		Name:	R. LaDuane Clifton
		Title:	Chief Accounting Officer

EXHIBIT INDEX
Exhibit No.	Description
1.1	Underwriting Agreement dated January 31, 2011
5.1	Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP
23.1	Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP (included in Exhibit 5.1)
99.1	Press Release, dated February 1, 2011